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                                                                    EXHIBIT 10.6



                 AMENDMENT NO. 5 AND WAIVER TO CREDIT AGREEMENT

                  AMENDMENT NO. 5 AND WAIVER TO CREDIT AGREEMENT (this "Amendment and Waiver"), dated as of July 9, 2001, among RAWLINGS SPORTING GOODS COMPANY, INC., a Delaware corporation ("Borrower"); RAWLINGS CANADA, INCORPORATED, a Nova Scotia company ("Rawlings Canada"), the other Credit Parties signatory to the hereinafter defined Credit Agreement; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders ("Agent"), and the other Lenders signatory to the hereinafter defined Credit Agreement.

                              W I T N E S S E T H :

                  WHEREAS, the Borrower, the other Credit Parties, the Agent and the Lenders are party to that certain Credit Agreement, dated as of December 28, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, on and subject to the terms and conditions hereof, Borrower and the other Credit Parties have requested that Agent and Lenders, and Agent and Lenders are willing to, (i) waive compliance with the minimum EBITDA financial covenant for the twelve-month period ended May 31, 2001 and (ii) amend certain provisions of the Credit Agreement, all as set forth herein;

                  WHEREAS, this Amendment and Consent shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment and Consent; capitalized terms used herein without definition are so used as defined in Annex A to the Credit Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                  1. Amendment.

                  (a) Section 1.6(r) of the Credit Agreement is amended by deleting the parenthetical text contained in such Section and replacing such text with the following:

                  "(or, in the case of WalMart, 20% during the months of November, December and January of each Fiscal Year and 15% during each other month). "

                  (b) Annex A to the Credit Agreement is amended such that each of the following terms shall have the respective meanings ascribed thereto in the Code as in effect from and after July 1, 2001: "Account Debtor", "Accounts", "Chattel Paper", "Documents", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Proceeds" and "Equipment"; provided that the term "Equipment" shall also include all motor vehicles, trailers, and rolling stock. As amended hereby, the foregoing terms shall include all such assets now owned or hereafter acquired by any Credit Party, wherever located. All other



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terms defined in the Code and not otherwise defined herein or in Annex A to the
Credit Agreement shall have the meanings ascribed thereto in the Code as in effect from and after July 1, 2001.

                  (c) The following defined terms are added to Annex A to the Credit Agreement in alphabetical order:

                  "Letter-of-Credit Rights" means letter-of-credit rights as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

                  "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                  "Supporting Obligations" means all supporting obligations as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property. "

                  (d) Annex A of the Credit Agreement is amended by inserting the text ", plus (e) cash taxes paid during such period to the extent not included in the calculation of EBITDA" immediately before the period at the end of the definition of "Fixed Charges."

                  (e) Annex G of the Credit Agreement is amended by deleting the table set forth in the table contained in paragraph (c) thereof and replacing such table with the following:

                  "Fiscal Quarter                                      EBITDA
                  ---------------                                      ------
                  Third Fiscal Quarter of Fiscal Year 2001             $  9,000,000
                  Fourth Fiscal Quarter of Fiscal Year 2001            $  9,000,000
                  First Fiscal Quarter of Fiscal Year 2002             $  9,000,000
                  Second Fiscal Quarter of Fiscal Year 2002            $  9,000,000
                  Third Fiscal Quarter of Fiscal Year 2002             $  9,000,000
                  Fourth Fiscal Quarter of Fiscal Year 2002            $  9,000,000
                  First Fiscal Quarter of Fiscal Year 2003             $  9,125,000
                  Second Fiscal Quarter of Fiscal Year 2003            $  9,250,000
                  Third Fiscal Quarter of Fiscal Year 2003             $  9,375,000
                  Fourth Fiscal Quarter of Fiscal Year 2003            $  9,500,000
                  First Fiscal Quarter of Fiscal Year 2004             $  9,625,000
                  Second Fiscal Quarter of Fiscal Year 2004            $  9,750,000
                  Third Fiscal Quarter of Fiscal Year 2004             $  9,875,000
                  Fourth Fiscal Quarter of Fiscal Year 2004            $ 10,000,000
                  First Fiscal Quarter of Fiscal Year 2005             $ 10,125,000
                       and each Fiscal Quarter thereafter. "


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                  2. Waiver. Subject to the conditions and effectiveness of this
Agreement and otherwise notwithstanding the provisions of any Loan Document, Agent and Lenders hereby waive any Event of Default arising under Section 8.1(b) of the Credit Agreement resulting solely from Borrower's failure to comply with paragraph (c) of Annex G to the Credit Agreement for the twelve-month period ended May 31, 2001.

                  3. Representations and Warranties of Credit Parties. In order to induce Agent and Lenders to enter into this Amendment and Waiver, each Credit Party hereby jointly and severally represents and warrants to Agent and Lenders that:

                  (a) Representations and Warranties. After giving effect to this Amendment and Waiver, no representation or warranty of any Credit Party contained in the Credit Agreement or any of the other Loan Documents, including this Amendment and Waiver, shall be untrue or incorrect in any material respect as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date.

                  (b) Authorization, etc. Each Credit Party has the power and authority to execute, deliver and perform this Amendment and Waiver. Each Credit Party has taken all necessary action (including, without limitation, obtaining approval of its stockholders, if necessary) to authorize its execution, delivery and performance of this Amendment and Waiver. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Credit Party's execution, delivery and performance of this Amendment and Waiver, except for those already duly obtained. This Amendment and Waiver has been duly executed and delivered by each Credit Party and constitutes the legal, valid and binding obligation of each Credit Party, enforceable against it in accordance with its terms. No Credit Party's execution, delivery or performance of this Amendment and Waiver conflicts with, or constitutes a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien upon the property of any Credit Party by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture or instrument to which any Credit Party is a party or which is binding upon it, (ii) any law or regulation or order or decree of any court applicable to any Credit Party, or (iii) the certificate or articles of incorporation or by-laws of any Credit Party.

                  (c) No Default. No Default or Event of Default has occurred or is continuing, or would result after giving effect hereto.

                  4. Conditions to Effectiveness. The effectiveness of this Amendment and Waiver is expressly conditioned upon the satisfaction of each condition set forth in this Section 3 on or prior to the date hereof and consummation of all of the transactions contemplated thereby:

                  (a) Documentation. Borrower shall have delivered to Agent (on behalf of itself and Lenders) all of the following documents, all in form and substance acceptable to Agent in its discretion:

                           (i) Amendment and Waiver. Duly executed originals of
                  this Amendment and Waiver.

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                           (ii) Supplements to Security Agreements. Duly
                  executed originals of the Supplement to the Security Agreements by Borrower and Rawlings Canada, each in form and substance satisfactory to Agent.

                           (iii) Other Documents. All other agreements,
                  certificates, opinions and other documents as Agent may reasonably request to accomplish the purposes of this Amendment and Waiver.

                  (b) Fees, Costs and Expenses. Agent shall have received (at Agent's option, by payment or as a charge against the Revolving Loan) an amendment fee equal to $100,000, for the ratable benefit of the Lenders.

                  (c) No Default. No Default or Event of Default shall have occurred and be continuing, or would result after giving effect hereto.

                  (d) Consents. Each Credit Party shall have obtained all consents, approvals and acknowledgments which may be required with respect to the execution, delivery and performance of this Amendment and Waiver.

                  5. Reference to and Effect on Loan Documents.

                  (a) Ratification. Except as specifically provided in this Amendment and Waiver, the Credit Agreement and the other Loan Documents shall remain in full force and effect and each Credit Party hereby ratifies and confirms each such Loan Document.

                  (b) No Waiver. Except as specifically provided in this Amendment and Waiver, the execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver or forbearance of any right, power or remedy of Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents. Upon the effectiveness of this Amendment and Waiver each reference in
(a) the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Agreement" shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement as amended hereby.

                  6. Miscellaneous.

                  (a) Successors and Assigns. This Amendment and Waiver shall be binding on and shall inure to the benefit of the Credit Parties, Agent and Lenders and their respective successors and assigns, except as otherwise provided herein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Agent and Lenders. The terms and provisions of this Amendment and Waiver are for the purpose of defining the relative rights and obligations of the Credit Parties, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment and Waiver.

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                  (b) Entire Agreement. This Amendment and Waiver, including all schedules and other documents attached hereto or incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

                  (c) Fees and Expenses. As provided in Section 11.3 of the Credit Agreement, Borrower agrees to pay on demand all fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment and Waiver, but only to the extent that such fees, costs and expenses exceed $5,000.

                  (d) Headings. Section headings in this Amendment and Waiver are included herein for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purpose.

                  (e) Severability. Wherever possible, each provision of this Amendment and Waiver shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment and Waiver shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment and Waiver.

                  (f) Conflict of Terms. Except as otherwise provided in this Amendment and Waiver, if any provision contained in this Amendment and Waiver is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Amendment and Waiver shall govern and control.
                  (g) Counterparts. This Amendment and Waiver may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Amendment and Waiver by telecopy shall be effective as delivery of a manually executed signature page to this Amendment and Waiver.

                  (h) Incorporation of Credit Agreement. The provisions contained in Sections 11.9 and 11.13 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment and Waiver rather than the Credit Agreement.

                  (i) Acknowledgment. Each Credit Party hereby acknowledges its status as a Credit Party and affirms its obligations under the Credit Agreement and represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "Claims"), which any Credit Party may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the "Lender Released Parties"), which might arise out of or be connected with any act of commission or

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omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment and Waiver, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents. In furtherance of the foregoing, each Credit Party hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Credit Party may have or claim to have, relating to or arising out of or in connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment and Waiver. Each Credit Party further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims.

                            [signature pages follow]




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IN WITNESS WHEREOF, this Amendment and Waiver has been duly executed and delivered as of the day and year first above written.

                                  RAWLINGS SPORTING GOODS COMPANY, INC.


                                  By:
                                      ------------------------------------------
                                  Title:
                                         ---------------------------------------



                                  RAWLINGS CANADA, INCORPORATED


                                  By:
                                      ------------------------------------------
                                  Title:
                                         ---------------------------------------




                                  RAWLINGS de COSTA RICA, S.A.


                                  By:
                                      ------------------------------------------
                                  Title:
                                         ---------------------------------------



                                  GENERAL ELECTRIC CAPITAL CORPORATION,
                                  as Agent and Lender


                                  By:
                                      ------------------------------------------
                                  Title:  Duly Authorized Signatory



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  as Lender


                                  By:
                                      ------------------------------------------
                                  Title:
                                         ---------------------------------------